Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Tim Paukovits, 610-774-4124

PPL Reports Solid First-Quarter 2009 Earnings

•	Lower operating expenses and financing benefits are positive drivers
•	U.K. currency exchange rates, lower energy margins negatively impact quarterly earnings
•	Company reaffirms 2009 and 2010 earnings forecasts

ALLENTOWN, Pa. (May 1, 2009) ― PPL Corporation (NYSE: PPL) on Friday (5/1) reported a slight decline in first-quarter earnings for 2009, compared with the same quarter of 2008.

PPL’s reported earnings in the most recent quarter were $0.64 per share, compared with $0.69 per share a year ago. Excluding special items, PPL’s earnings from ongoing operations for the quarter were $0.60 per share, compared with $0.61 per share a year ago.

The primary drivers of PPL’s quarterly earnings from ongoing operations were less favorable U.K. currency exchange rates and lower wholesale energy margins in the U.S., offset by financing activity benefits and lower operating expenses both in the U.S. and the U.K.

PPL reaffirmed its 2009 forecast of $1.60 to $1.90 per share in earnings from ongoing operations. PPL’s 2009 forecast of reported earnings is $1.64 to $1.94 per share, reflecting special items recorded through March 31, 2009. The company also reaffirmed its 2010 earnings forecast of $3.60 to $4.20 per share, saying that – due to lower wholesale electricity prices – it currently expects 2010 earnings to be at the low end of this range. Following its normal practice, the company will provide an updated review of the 2010 forecast this fall.

“The actions we’ve taken since late 2008 and our solid first-quarter performance reinforce our belief that we can achieve our 2009 earnings forecast,” said James H. Miller, PPL’s chairman, president and chief executive officer.

“We’re seeing the benefits from reducing our capital and operation and maintenance spending and from steps we’ve taken to reduce our risks in the wholesale energy markets,” Miller said. “We also took advantage of our strong liquidity position to repurchase some long-term debt, which will result in future reductions in interest expense.”

Miller said the company remains focused on maintaining a strong balance sheet and stable investment-grade credit ratings. “These are traditional PPL strengths, providing us stable access to lower-cost funding in this credit-challenged economic environment,” he said.

“We’re still pursuing select growth opportunities, such as the expansion of our hydroelectric generation capacity in Pennsylvania and Montana,” Miller said, “largely driven by the availability of necessary federal economic stimulus incentives. These initiatives will further enhance PPL’s already-diverse generation portfolio as the nation moves toward limits on carbon emissions.”

First-Quarter 2009 Earnings Details

Reported earnings in the first quarter of 2009 included a net special item credit of $0.04 per share, including a $0.13 per share credit related to the mark-to-market impacts of energy-related, non-trading economic hedges.

Special item charges in the quarter, totaling $0.09 per share, were: $0.04 per share related to the impairment of emission allowances; $0.03 per share related to the recent workforce reduction; $0.01 per share related to impairments of securities in PPL’s nuclear decommissioning trust funds; and $0.01 per share related to other smaller asset impairments. For the first-quarter of 2008, PPL recorded a net special item credit of $0.08 per share.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that excludes special items. Special items include charges or credits that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds.

 (Dollars in millions, except for per share amounts)

	1st Quarter	1st Quarter
	2009	2008	% Change
Reported Earnings	$241	$260	-7%
Reported Earnings Per Share	$0.64	$0.69	-7%
Earnings from Ongoing Operations	$226	$228	-1%
Per Share Earnings from Ongoing Operations	$0.60	$0.61	-2%

(See the tables at the end of the news release for details as to the reconciliation of reported earnings versus earnings from ongoing operations.)

First-Quarter 2009 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the first quarter of 2009, compared with the same period of 2008.

	1st Quarter
	2009	2008
(per share)
Earnings from Ongoing Operations

Supply	$0.22	$0.19
Pennsylvania Delivery	0.14	0.16
International Delivery	0.24	0.26
Total	$0.60	$0.61

Special Items

Supply	$0.06	$0.08
Pennsylvania Delivery	(0.01)	-
International Delivery	(0.01)	-
Total	$0.04	$0.08

Reported Earnings

Supply	$0.28	$0.27
Pennsylvania Delivery	0.13	0.16
International Delivery	0.23	0.26
Total	$0.64	$0.69

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment primarily consists of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment in the first quarter of 2009 increased by $0.03 per share, or 16 percent, compared with 2008. This increase was primarily due to a $0.05 per share gain recorded on the repurchase of a portion of PPL Energy Supply’s debt; lower operation and maintenance expenses at PPL’s Susquehanna nuclear plant as a result of the timing of this year’s refueling outage; and higher wholesale energy margins in the western U.S. due to higher wholesale sales and higher hydroelectric generation output.

Partially offsetting these positive factors were lower wholesale energy margins in the eastern U.S., primarily driven by higher average fuel prices and lower realized margins from marketing and trading activities.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities and included the delivery operations of its natural gas and propane businesses prior to their divestiture in October 2008.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment in the first quarter of 2009 declined by $0.02 per share, or 13 percent, compared with 2008. This decrease was primarily due to the loss of earnings from the natural gas and propane businesses and higher financing costs. Partially offsetting these negative factors were lower operation and maintenance expenses.

International Delivery Segment
PPL’s international delivery business segment primarily includes investments in the regulated electric distribution companies in the United Kingdom.

Earnings from ongoing operations for PPL’s international delivery business segment in the first quarter of 2009 declined by $0.02 per share, or 8 percent, compared with a year ago. This decline was primarily due to less favorable currency exchange rates, partially offset by lower financing costs and lower U.K. income taxes.

2009 Ongoing Earnings Forecast by Business Segment

PPL is reaffirming its 2009 forecast of $1.60 to $1.90 per share in earnings from ongoing operations. This forecast reflects the following expectations by business segment.

	2009 (Forecast)	2008 (Actual)
per share	midpoint

Supply	$0.85	$0.81
Pennsylvania Delivery	0.40	0.44
International Delivery	0.50	0.77
Total	$1.75	$2.02

Supply Segment
PPL projects higher earnings in its supply business segment in 2009 compared with 2008, driven by higher energy margins as a result of higher expected baseload generation and margins from marketing and trading activities, despite higher expected coal expense- partially offset by higher expected operation and maintenance expenses and depreciation.

Pennsylvania Delivery Segment
PPL projects lower earnings from its Pennsylvania delivery business segment in 2009 compared with 2008, due to the divestiture of the natural gas distribution and propane businesses and slightly lower results from the electricity delivery business. Slightly higher revenues in the electricity delivery business are expected to be offset by higher operation and maintenance expenses.

International Delivery Segment
PPL projects lower earnings from its international delivery business segment in 2009 compared with 2008 as a result of less favorable currency exchange rates.

2010 Earnings Forecast

PPL’s earnings for 2010 are currently expected to be at the low end of the previously announced range of $3.60 to $4.20 per share.

The full-requirements supply contract between PPL EnergyPlus and PPL Electric Utilities expires at the end of 2009. As a result of hedging more than 90 percent of its baseload generation through March 31, 2009, PPL continues to forecast strong growth in energy margins in 2010.

The strong 2010 margin growth forecast is based on the following key assumptions:
•	Hedged power and fuel positions and wholesale prices observed in competitive markets and used to value unhedged positions.
•	Capacity prices in the PJM Interconnection based on the reliability pricing model auction results for 2010.
•	Strong power plant performance.
•	Increased nuclear power output through the previously announced planned uprates.
•	Increased fuel and operation and maintenance expenses.
•	Higher costs of environmental compliance.

This forecast does not depend upon new assets being added to the company’s portfolio and assumes PPL Electric Utilities will be able to fully recover its purchased power costs resulting from the ongoing solicitation process approved by the Pennsylvania Public Utility Commission.

PPL Corporation, headquartered in Allentown, Pa., controls or owns more than 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.
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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2009 financial results at 9 a.m. EDT Friday, May 1. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s Web site: www.pplweb.com. The webcast will be available for replay on the PPL Web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 95710431).

“Earnings from ongoing operations” excludes the impact of special items. Special items include charges or credits that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds. These energy-related, non-trading economic hedges are used to hedge a portion of the economic value of PPL’s generation assets and PPL’s load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., coal and power).  The mark-to-market impact of these hedges is economically neutral to the company because the mark-to-market gains or losses on the energy hedges will reverse as the hedging contracts settle in the future. Earnings from ongoing operations should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with PPL’s underlying earnings performance as another criterion in making their investment decisions. PPL’s management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements contained in this news release, including statements with respect to future earnings, energy prices, margins and sales, growth, revenues, expenses, credit profile, cash flow, liquidity, financing, marketing performance, hedging, regulation,  corporate strategy,  and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheet (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2009	2008 (b)
Assets
Cash and cash equivalents	$631	$1,100
Price risk management assets - current	1,818	1,224
Other current assets	2,002	2,059
Investments	498	522
Property, plant and equipment
Electric plant	20,003	20,033
Gas and oil plant	68	68
Other property	149	156
	20,220	20,257
Less: accumulated depreciation	7,938	7,882
	12,282	12,375
Regulatory assets	649	737
Goodwill and other intangibles	1,321	1,400
Price risk management assets - noncurrent	1,986	1,392
Other noncurrent assets	603	596
Total assets	$21,790	$21,405

Liabilities and Equity
Short-term debt (including current portion of long-term debt)	$1,076	$1,375
Price risk management liabilities - current	1,777	1,324
Other current liabilities	1,757	1,603
Long-term debt (less current portion)	6,781	7,142
Deferred income taxes and investment tax credits	1,744	1,764
Price risk management liabilities - noncurrent	1,190	836
Accrued pension obligations	860	899
Other noncurrent liabilities	1,049	1,066
Common stock and capital in excess of par value	2,232	2,200
Earnings reinvested	3,973	3,862
Accumulated other comprehensive loss	(968)	(985)
Noncontrolling interests	319	319
Total liabilities and equity	$21,790	$21,405

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

(b)	Certain amounts from 2008 have been reclassified to conform to the current year presentation.

Condensed Consolidated Income Statement (Unaudited)
(Millions of Dollars, Except per Share Data)

	3 Months Ended March 31,		12 Months Ended March 31,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

Operating Revenues
Utility	$1,065	$1,120	$4,059	$4,153
Unregulated retail electric and gas	42	34	159	114
Wholesale energy marketing (c)
Realized	813	438	2,700	1,699
Unrealized economic activity	352	(180)	1,588	(218)
Net energy trading margins	(12)	(2)	(131)	30
Energy-related businesses	99	116	502	700
Total	2,359	1,526	8,877	6,478
Operating Expenses
Operation
Fuel	258	240	1,102	898
Energy purchases (c)
Realized	684	317	2,001	992
Unrealized economic activity	269	(259)	1,081	(321)
Other operation and maintenance	373	377	1,426	1,425
Amortization of recoverable transition costs	84	76	301	305
Depreciation	110	112	459	442
Taxes, other than income	73	75	287	295
Energy-related businesses	91	108	464	668
Total	1,942	1,046	7,121	4,704
Operating Income	417	480	1,756	1,774
Other Income - net	19	8	33	76
Interest Expense	89	108	440	462
Income from Continuing Operations Before Income Taxes	347	380	1,349	1,388
Income Taxes	101	129	412	330
Income from Continuing Operations After Income Taxes	246	251	937	1,058
Income (Loss) from Discontinued Operations (net of income taxes)		14	(6)	307
Net Income	246	265	931	1,365
Net Income Attributable to Noncontrolling Interests	5	5	20	20
Net Income Attributable to PPL Corporation	$241	$260	$911	$1,345

Amounts Attributable to PPL Corporation
Income from Continuing Operations After Income Taxes	$241	$246	$917	$1,038
Income (Loss) from Discontinued Operations (net of income taxes)		14	(6)	307
Net Income	$241	$260	$911	$1,345

Earnings Per Share of Common Stock - Basic
Earnings from Ongoing Operations	$0.60	$0.61	$2.01	$2.57
Special Items	0.04	0.08	0.41	0.97
Net Income	$0.64	$0.69	$2.42	$3.54

Earnings Per Share of Common Stock - Diluted
Earnings from Ongoing Operations	$0.60	$0.61	$2.01	$2.56
Special Items	0.04	0.08	0.41	0.97
Net Income	$0.64	$0.69	$2.42	$3.53

Weighted-Average Shares of Common Stock Outstanding (thousands)
Basic	375,112	372,782	374,212	377,795
Diluted	375,409	375,002	375,002	380,626

(a)
Earnings in the 2009 and 2008 periods were impacted by several special items, as described in the text and tables of this news release.  Earnings from ongoing operations excludes the impact of these special items.

(b)	Certain amounts from 2008 have been reclassified to conform to the current year presentation.
(c)
PPL enters into certain non-trading energy or energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.  Consistent with the treatment of the hedged item, unrealized and realized gains and losses on these transactions are reflected in "Wholesale energy marketing" or "Energy purchases."

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	3 Months Ended
	March 31,
	2009	2008

Cash Flows from Operating Activities
Net Income	$246	$265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	110	112
Amortization of recoverable transition costs and other	93	94
Unrealized gains on derivatives and other hedging activities	(103)	(63)
Deferred income taxes and investment tax credits	(12)	(38)
Gains related to the extinguishment of notes	(29)
Impairment of assets	51	3
Changes in working capital	(74)	39
Other operating activities	28	12
Net cash provided by operating activities	310	424

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(270)	(315)
Net expenditures for intangible assets	(26)	(37)
Net purchases of other investments		(25)
Net decrease (increase) in restricted cash and cash equivalents	156	(78)
Other investing activities	(10)	(7)
Net cash used in investing activities	(150)	(462)

Cash Flows from Financing Activities
Net (retirements) issuances of long-term debt	(421)	308
Repurchase of common stock due to the repurchase program		(38)
Payment of common stock dividends	(126)	(113)
Net decrease in short-term debt	(90)	(50)
Other financing activities	8	1
Net cash (used in) provided by financing activities	(629)	108

Effect of Exchange Rates on Cash and Cash Equivalents		(2)

Net (Decrease) Increase in Cash and Cash Equivalents	(469)	68
Cash and cash equivalents at beginning of period	1,100	430
Cash and cash equivalents included in assets held for sale		(3)

Cash and cash equivalents at end of period	$631	$495

Key Indicators

	12 Months Ended
	March 31,
Financial	2009	2008

Dividends declared per share	$1.35	$1.25
Book value per share (a)	$13.94	$14.97
Market price per share (a)	$28.71	$45.92
Dividend yield (a)	4.7%	2.7%
Dividend payout ratio (b)	56%	35%
Dividend payout ratio - earnings from ongoing operations (b)(c)	67%	49%
Price/earnings ratio (a)(b)	11.9	13.0
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	14.3	17.9
Return on average common equity	16.79%	25.13%
Return on average common equity - earnings from ongoing operations (c)	14.54%	18.71%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales

	3 Months Ended March 31,				12 Months Ended March 31,
			Percent				Percent
(millions of kwh)	2009	2008	Change		2009	2008	Change

Domestic Retail
Delivered (a)	10,677	10,569	1.0%		38,153	38,211	(0.2%	)
Supplied	11,250	11,123	1.1%		40,486	40,356	0.3%

International Delivered
United Kingdom	7,604	7,754	(1.9%	)	27,574	27,917	(1.2%	)

Domestic Wholesale
East	6,763	5,933	14.0%		29,450	22,487	31.0%
West
NorthWestern Energy	560	567	(1.2%	)	2,484	2,543	(2.3%	)
Other West	2,374	3,094	(23.3%	)	10,887	10,722	1.5%

(a)	Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corporation's service territory.

Reconciliation of Business Segment Earnings from Ongoing Operations and Reported Earnings (Diluted)

1st Quarter 2009	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$81	$55	$90	$226	$0.22	$0.14	$0.24	$0.60
Special Items
MTM adj's from energy-related, non-trading economic hedges	50			50	0.13			0.13
Impairment of nuclear decom. trust investments	(3)			(3)	(0.01)			(0.01)
Impairments & other impacts - emission allowances	(15)			(15)	(0.04)			(0.04)
Other asset impairments	(2)	(1)	(1)	(4)	(0.01)			(0.01)
Workforce reduction	(6)	(5)	(2)	(13)	(0.01)	(0.01)	(0.01)	(0.03)
Total special items	24	(6)	(3)	15	0.06	(0.01)	(0.01)	0.04
Reported Earnings	$105	$49	$87	$241	$0.28	$0.13	$0.23	$0.64

12 Months Ended March 31, 2009	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$314	$162	$283	$759	$0.83	$0.43	$0.75	$2.01
Special Items
MTM adj's from energy-related, non-trading economic hedges	251			251	0.67			0.67
Off-site remediation of ash basin leak (Q2, '08)	1			1
Sale of gas and propane businesses (Q2, '08; Q3, '08; Q4, '08; Q1, '09)		(6)		(6)		(0.02)		(0.02)
Impairment of nuclear decom. trust investments (Q2, '08; Q3, '08;
Q4, '08; Q1, '09)	(20)			(20)	(0.05)			(0.05)
Impairments & other impacts - emission allowances (Q3, '08;
Q4, '08; Q1, '09)	(40)			(40)	(0.11)			(0.11)
Other asset impairments (Q4, '08; Q1, '09)	(18)	(1)	(2)	(21)	(0.05)			(0.05)
Workforce reduction (Q1, '09)	(6)	(5)	(2)	(13)	(0.01)	(0.01)	(0.01)	(0.03)
Total special items	168	(12)	(4)	152	0.45	(0.03)	(0.01)	0.41
Reported Earnings	$482	$150	$279	$911	$1.28	$0.40	$0.74	$2.42

Reconciliation of Business Segment Earnings from Ongoing Operations and Reported Earnings (Diluted)

1st Quarter 2008	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$70	$60	$98	$228	$0.19	$0.16	$0.26	$0.61
Special Items
MTM adj's from energy-related, non-trading economic hedges	50			50	0.13			0.13
Synfuel tax adjustment	(13)			(13)	(0.04)			(0.04)
Montana basin seepage litigation	(5)			(5)	(0.01)			(0.01)
Total special items	32			32	0.08			0.08
Reported Earnings	$102	$60	$98	$260	$0.27	$0.16	$0.26	$0.69

12 Months Ended March 31, 2008	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$489	$157	$331	$977	$1.28	$0.41	$0.87	$2.56
Special Items
MTM adj's from energy-related, non-trading economic hedges	71			71	0.19			0.19
Workforce reductions (Q4, '07)	(4)	(1)	(4)	(9)	(0.01)		(0.01)	(0.02)
Sale of Latin American businesses (Q2, '07; Q3, '07; Q4, '07)			299	299			0.78	0.78
Sale of domestic telecommunication operations (Q2, '07; Q3, '07; Q4, '07)	(5)			(5)	(0.01)			(0.01)
Montana basin seepage litigation (Q1, '08)	(5)			(5)	(0.01)			(0.01)
Sale of gas and propane businesses (Q3, '07; Q4, '07)		(44)		(44)		(0.11)		(0.11)
Settlement of Wallingford cost-based rates (Q3, '07)	33			33	0.09			0.09
Impairment of transmission rights (Q3, '07; Q4, '07)	(13)			(13)	(0.04)			(0.04)
Change in U.K. tax rate (Q3, '07; Q4, '07)			54	54			0.14	0.14
Synfuel tax adjustment (Q1, '08)	(13)			(13)	(0.04)			(0.04)
Total special items	64	(45)	349	368	0.17	(0.11)	0.91	0.97
Reported Earnings	$553	$112	$680	$1,345	$1.45	$0.30	$1.78	$3.53